UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2010

Cognizant Technology Solutions Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, New Jersey	07666
(Address of Principal Executive Offices)	(Zip Code)

(201) 801-0233

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

2009 Bonus Awards

On March 9, 2010, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Cognizant Technology Solutions Corporation (the “Company”), after thorough evaluation, determined the 2009 annual cash incentive bonuses to be awarded to the individuals who serve as the Company’s President and Chief Executive Officer, Chief Financial and Operating Officer and Treasurer, President and Managing Director, Global Delivery, Chief Operating Officer, Global Client Services and Vice Chairman (the “Named Executive Officers”), in accordance with the Company’s previously disclosed non-equity incentive bonus program. The table below sets forth the target 2009 bonus amount, the actual 2009 bonus amount and the percentage of the target bonus amount received by each of the Named Executive Officers.

Name	Target 2009 Bonus Amount(1)	Actual 2009 Bonus Amount		Percentage of Target Bonus Amount Received
Francisco D’Souza President and Chief Executive Officer	$362,880	$590,216		162.6%
Gordon Coburn Chief Financial and Operating Officer and Treasurer	$326,592	$531,195		162.6%
Ramakrishnan Chandrasekaran President and Managing Director, Global Delivery	$113,400	$184,443	(2)	162.6%
Rajeev Mehta Chief Operating Officer, Global Client Services	$260,400	$423,535		162.6%
Lakshmi Narayanan(3) Vice Chairman	—	—		—

(1)	Represented 70% of base salary for 2009.
(2)	The bonus of Mr. Chandrasekaran will be converted into and paid in Indian rupees at the USD/INR exchange rate as in effect on December 31, 2008 of 48.58. The Compensation Committee determined to fix the foregoing exchange rate in order to eliminate the effect of currency fluctuation on the executive’s compensation.
(3)	On March 26, 2009, the Compensation Committee determined that Mr. Lakshmi Narayanan would not be eligible for a 2009 cash incentive bonus award.

2010 Base Salaries

The Compensation Committee also took the following actions with regard to the cash compensation of the individuals who served as the Company’s Named Executive Officers. The Compensation Committee reviewed the base salaries of the Named Executive Officers and approved an increase to the base salaries for the Named Executive Officers for the 2010 calendar year as compared to the 2009 calendar year. The table below sets forth the 2009 annual base salary levels of those Named Executive Officers and the annual base salary levels in effect for them for the 2010 calendar year:

Name	2009 Annual Base Salary	2010 Annual Base Salary
Francisco D’Souza President and Chief Executive Officer	$518,400	$539,100
Gordon Coburn Chief Financial and Operating Officer and Treasurer	$466,560	$485,200
Ramakrishnan Chandrasekaran President and Managing Director, Global Delivery	$162,000	$168,500	(1)(2)
Rajeev Mehta Chief Operating Officer, Global Client Services	$372,000	$386,900
Lakshmi Narayanan Vice Chairman	$100,000	$100,000	(1)

(1)	The salaries of Mr. Narayanan and Mr. Chandrasekaran will be converted into and paid in Indian rupees at the USD/INR exchange rate as in effect on December 31, 2008 of 48.58. The Compensation Committee determined to fix the foregoing exchange rate in order to eliminate the effect of currency fluctuation on the executives’ compensation.
(2)	Mr. Chandrasekaran’s 2010 annual base salary of $168,500 is inclusive of the Company’s cost to provide Mr. Chandrasekaran with a Company vehicle.

2010 Bonus Program

The Compensation Committee also approved a cash bonus program for the 2010 calendar year (the “2010 Bonus Program”) pursuant to the Performance-Based Award provisions of the Company’s 2009 Incentive Compensation Plan (the “Plan”). The 2010 Bonus Program provides cash bonus opportunities for selected executive officers of the Company, including certain of the Named Executive Officers. Each participant in the 2010 Bonus Program is assigned a target bonus, expressed as a percentage of the participant’s annual base salary for the 2010 calendar year, to which they will become entitled if the applicable performance objectives are attained. The table below sets forth the applicable percentages for the Company’s Named Executive Officers under the 2010 Bonus Program.

Name	Target Bonus as Percentage of Annual Base Salary
Francisco D’Souza President and Chief Executive Officer	80%
Gordon Coburn Chief Financial and Operating Officer and Treasurer	80%
Ramakrishnan Chandrasekaran President and Managing Director, Global Delivery	80%(1)
Rajeev Mehta Chief Operating Officer, Global Client Services	80%
Lakshmi Narayanan Vice Chairman	—

(1)	The bonus of Mr. Chandrasekaran, if earned, will be converted into and paid in Indian rupees at the USD/INR exchange rate as in effect on December 31, 2008 of 48.58. The Compensation Committee determined to fix the foregoing exchange rate in order to eliminate the effect of currency fluctuation on the executive’s compensation.

The performance period for the 2010 Bonus Program is coincidental with the 2010 calendar year and the performance objectives for such performance period are tied to the Company’s performance for such period measured in terms of the following financial metrics: (i) revenue, (ii) operating income before charges for stock-based compensation and any taxes or fringe benefits incurred by the Company (or any parent or subsidiary of the Company) in settlement of stock-based awards, and (iii) days sales are outstanding. The Compensation Committee has established threshold, target and maximum levels for each metric. The actual bonus to be paid per participant will be determined on the basis of the level at which each metric is actually attained, and each metric will be measured separately in terms of actual level of attainment and appropriately weighted in order to establish the individual bonus amount per participant. To the extent any performance metric is attained at a level between two of the designated levels, the bonus amount payable with respect to that metric will be determined on the basis of straight-line interpolation between those two levels.

In addition, the Compensation Committee determined that the maximum bonus payable per participant will not exceed two times his or her target bonus amount for the 2010 Bonus Program, and in no event will the bonus paid to any participant be in such amount so as to exceed the $3 million limitation in effect per person per calendar year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY
SOLUTIONS CORPORATION

By:	/s/ STEVEN SCHWARTZ
Name:	Steven Schwartz
Title:	Senior Vice President, General Counsel and Secretary

Date: March 15, 2010